SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 14, 2002
(Date of earliest event reported)

TERAYON COMMUNICATION SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-24647	77-0328533

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

4988 Great America Parkway, Santa Clara, CA 95054
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:       (408) 235-5500

Item 9. Regulation FD Disclosure.

     On August 14, 2002, Terayon Communication Systems, Inc. (Company) implemented a reduction in force in order to decrease operating expenses. The Company publicly announced this reduction in force in a press release on August 14, 2002.

Item 7. Exhibits.

99.1	Press Release, dated as of August 14, 2002, entitled Terayon Announces Progress on Operating Expense Reduction Measures.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Terayon Communication Systems, Inc.

By:	/s/ Zaki Rakib

Zaki Rakib
Chief Executive Officer

Date: August 19, 2002

INDEX OF EXHIBITS

99.1	Press Release, dated as of August 14, 2002, entitled Terayon Announces Progress on Operating Expense Reduction Measures.